Visa Inc. Reports Fiscal First Quarter 2022 Results
San Francisco, CA, January 27, 2022 – Visa Inc. (NYSE: V)
•GAAP net income of $4.0B or $1.83 per share and non-GAAP net income of $3.9B or $1.81 per share •Net revenues of $7.1B, an increase of 24%
•Payments volume, cross-border volume and processed transaction growth all accelerated versus the prior quarter
•Returned $4.9B of capital to shareholders in the form of share repurchases and dividends
•In December, the board of directors authorized a new $12.0 billion share repurchase program

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q1 2022		Alfred F. Kelly, Jr., Chairman and Chief Executive Officer, Visa Inc., commented on the results:
	USD	% Change
Net Revenues	$7.1	24%
GAAP Net Income	$4.0	27%
"Visa delivered very strong results with revenue, net income and EPS all growing at 24% or higher. The strength of our network, the growth in eCommerce, better than expected progress in the return of cross-border travel and a continuation of the recovery all contributed to an excellent quarter. As we look ahead, we do not believe the current surge in the pandemic will curtail the recovery. We see economies around the world continuing to improve and, as restrictions are lifted, cross-border travel will continue to recover. We remain confident that we are well-positioned, via our multi-pronged growth strategy, to deliver strong results well into the future."

GAAP Earnings Per Share	$1.83	29%
Non-GAAP Net Income(1)	$3.9	25%
Non-GAAP Earnings Per Share(1)	$1.81	27%
(1) Non-GAAP results exclude a special item, equity investment gains and losses, amortization of acquired intangible assets, non-recurring acquisition-related costs and the related tax impacts.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q1 2022
Payments Volume	20%
Cross-Border Volume Excluding Intra-Europe(1)	51%
Cross-Border Volume Total	40%
Processed Transactions	21%
(1) Cross-border volume excluding transactions within Europe.

Fiscal First Quarter 2022 — Financial Highlights

GAAP net income in the fiscal first quarter was $4.0 billion or $1.83 per share, an increase of 27% and 29%, respectively, over prior year’s results. Current year’s results included a special item of $145 million for a litigation provision associated with the interchange multidistrict litigation ("MDL") case, $231 million of net gains from equity investments and $23 million from the amortization of acquired intangible assets and non-recurring acquisition-related costs. Prior year’s results included $16 million of net gains from equity investments and $15 million from the amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $3.9 billion or $1.81 per share, increases of 25% and 27%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented). Non-GAAP earnings per share growth was approximately 28% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. All references to earnings per share assume fully-diluted class A share count.

Net revenues in the fiscal first quarter were $7.1 billion, an increase of 24%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenues increased approximately 25% on a constant-dollar basis.

Payments volume for the three months ended September 30, 2021, on which fiscal first quarter service revenue is recognized, increased 17% over the prior year on a constant-dollar basis.

Payments volume for the three months ended December 31, 2021, increased 20% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drive our international transaction revenues, increased 51% on a constant-dollar basis for the three months ended December 31, 2021. Total cross-border volume on a constant-dollar basis increased 40% in the quarter.

Total processed transactions, which represent transactions processed by Visa, for the three months ended December 31, 2021, were 47.6 billion, a 21% increase over the prior year.

Fiscal first quarter service revenues were $3.2 billion, an increase of 19% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 19% over the prior year to $3.6 billion. International transaction revenues grew 50% over the prior year to $2.2 billion. Other revenues of $449 million rose 17% over the prior year. Client incentives, a contra-revenue item, were $2.4 billion and represented 25.1% of gross revenues.

GAAP operating expenses were $2.3 billion for the fiscal first quarter, a 24% increase over the prior year's results, including the special item related to the litigation provision associated with the MDL case in the current year and the amortization of acquired intangible assets and non-recurring acquisition-related costs in the current and prior year. Excluding these operating expense items, non-GAAP operating expenses increased 16% over the prior year, primarily driven by an increase in personnel and marketing expenses.

GAAP non-operating income was $121 million for the fiscal first quarter, including $231 million of net equity investment gains. Excluding this item, non-GAAP non-operating expense was $110 million.

GAAP effective income tax rate was 19.1% for the quarter ended December 31, 2021, including the special item and the tax impacts from the non-GAAP items. Excluding these items, the non-GAAP effective income tax rate was 19.3% for the quarter ended December 31, 2021.

Cash, cash equivalents and investment securities were $18.0 billion at December 31, 2021.

The weighted-average number of diluted shares of class A common stock outstanding was 2.16 billion for the quarter ended December 31, 2021.

2

Other Notable Items

On December 20, 2021, Visa completed the acquisition of Currencycloud, a global platform that enables banks and fintechs to provide innovative foreign exchange solutions for cross-border payments. The acquisition will empower Visa and Currencycloud clients and partners to provide greater transparency, flexibility and control for consumers and businesses when making international payments or doing business in multiple currencies.

In December 2021, Visa deposited $250 million into its litigation escrow account, which was previously established under the Company’s U.S. retrospective responsibility plan to insulate the Company and class A shareholders from financial liability for certain litigation cases. This deposit has the same economic effect on earnings per share as repurchasing the Company’s class A common stock as it reduces the as-converted class B common stock share count.

During the three months ended December 31, 2021, Visa repurchased 19.4 million shares of class A common stock at an average price of $210.05 per share for $4.1 billion. On December 13, 2021, the board of directors authorized a new $12.0 billion class A common stock share repurchase program. The Company had $12.6 billion of remaining authorized funds for share repurchase as of December 31, 2021.
On January 25, 2022, the board of directors declared a quarterly cash dividend of $0.375 per share of class A common stock (determined in the case of class B and C common stock and series A, B and C convertible participating preferred stock on an as-converted basis) payable on March 1, 2022, to all holders of record as of February 11, 2022.

Fiscal First Quarter 2022 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at http://investor.visa.com.

3

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, the impact on our underlying business drivers and other volume and transaction trends as a result of the ongoing effects of the coronavirus ("COVID-19") pandemic, the measures taken in response, including the reopening of borders and resumption of international travel, as well as the speed and strength of an economic recovery; our future operations, prospects, developments, strategies, business growth and anticipated timing and benefits of our acquisitions. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of global economic, political, market, health and social events or conditions, including the ongoing effects of the COVID-19 pandemic;
•increased oversight and regulation of the global payments industry and our business;
•impact of government-imposed obligations and/or restrictions on international payment systems;
•outcome of tax, litigation and governmental investigation matters;
•increasingly intense competition in the payments industry, including competition for our clients and merchants;
•proliferation and continuous evolution of new technologies and business models;
•our ability to maintain relationships with our clients, acquirers, processors, merchants, payments facilitators, ecommerce platforms, fintechs and other third parties;
•brand or reputational damage;
•exposure to loss or illiquidity due to settlement guarantees;
•a disruption, failure, breach or cyber-attack of our networks or systems;
•risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions and other strategic investments; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2021, and our subsequent reports on Forms 10-Q and
8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa Inc.

Visa (NYSE: V) is a world leader in digital payments, facilitating transactions between consumers, merchants, financial institutions and government entities across more than 200 countries and territories each year. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Mike Milotich or Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Andy Gerlt, 650-432-2990 Press@visa.com

4

Fiscal First Quarter 2022 — Financial Summary

Q1 FISCAL 2022 INCOME STATEMENT SUMMARY

(in millions, except percentages and per share data)	Three Months Ended December 31, 2021		YoY Change

	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenues
Service revenues	$3,193	$3,193	19%	19%
Data processing revenues	3,614	3,614	19%	19%
International transaction revenues	2,174	2,174	50%	50%
Other revenues	449	449	17%	17%
Client incentives	(2,371)	(2,371)	28%	28%
Net revenues	7,059	7,059	24%	24%

Operating Expenses
Personnel	1,125	1,121	15%	15%
Marketing	280	280	36%	36%
Network and processing	190	190	9%	9%
Professional fees	100	99	19%	19%
Depreciation and amortization	198	184	1%	—%
General and administrative	242	238	19%	17%
Litigation provision	148	3	NM	174%
Total operating expenses	2,283	2,115	24%	16%

Operating income	4,776	4,944	24%	28%

Non-operating income (expense)	121	(110)	(225%)	(3%)
Effective income tax rate	19.1%	19.3%	3 ppt	3 ppt
Net income	$3,959	$3,901	27%	25%

Earnings per share	$1.83	$1.81	29%	27%
NM - Not Meaningful

Q1 FISCAL 2022 KEY BUSINESS DRIVERS

	YoY Change

	Constant	Nominal
Payments volume	20%	20%
Cross-border volume excluding intra-Europe(1)	51%	49%
Cross-border volume total	40%	37%
Processed transactions	21%	21%

(1) Cross-border volume excluding transactions within Europe.

5

Visa Inc. Consolidated Balance Sheets (unaudited)

	December 31, 2021	September 30, 2021
	(in millions, except per share data)
Assets
Cash and cash equivalents	$14,720	$16,487
Restricted cash equivalents—U.S. litigation escrow	1,144	894
Investment securities	1,201	2,025
Settlement receivable	1,788	1,758
Accounts receivable	2,168	1,968
Customer collateral	2,284	2,260
Current portion of client incentives	1,334	1,359
Prepaid expenses and other current assets	1,267	856
Total current assets	25,906	27,607
Investment securities	2,087	1,705
Client incentives	3,290	3,245
Property, equipment and technology, net	2,908	2,715
Goodwill	16,555	15,958
Intangible assets, net	27,272	27,664
Other assets	3,911	4,002
Total assets	$81,929	$82,896
Liabilities
Accounts payable	$252	$266
Settlement payable	2,774	2,443
Customer collateral	2,284	2,260
Accrued compensation and benefits	725	1,211
Client incentives	5,294	5,243
Accrued liabilities	2,965	2,334
Current maturities of debt	3,247	999
Accrued litigation	1,027	983
Total current liabilities	18,568	15,739
Long-term debt	17,673	19,978
Deferred tax liabilities	6,078	6,128
Other liabilities	3,416	3,462
Total liabilities	45,735	45,307
Equity
Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows:
Series A convertible participating preferred stock, less than one shares issued and outstanding at December 31, 2021 and September 30, 2021	430	486
Series B convertible participating preferred stock, 2 shares issued and outstanding at December 31, 2021 and September 30, 2021	1,045	1,071
Series C convertible participating preferred stock, 3 shares issued and outstanding at December 31, 2021 and September 30, 2021	1,520	1,523
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,661 and 1,677 shares issued and outstanding at December 31, 2021 and September 30, 2021, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at December 31, 2021 and September 30, 2021	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 10 shares issued and outstanding at December 31, 2021 and September 30, 2021	—	—
Right to recover for covered losses	(111)	(133)
Additional paid-in capital	18,776	18,855
Accumulated income	14,606	15,351
Accumulated other comprehensive income (loss), net:
Investment securities	(9)	(1)
Defined benefit pension and other postretirement plans	(47)	(49)
Derivative instruments	(171)	(257)
Foreign currency translation adjustments	155	743
Total accumulated other comprehensive income (loss), net	(72)	436

Total equity	36,194	37,589

Total liabilities and equity	$81,929	$82,896

6

Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended December 31,
	2021	2020
	(in millions, except per share data)
Net revenues	$7,059	$5,687

Operating Expenses
Personnel	1,125	981
Marketing	280	205
Network and processing	190	173
Professional fees	100	83
Depreciation and amortization	198	197
General and administrative	242	203
Litigation provision	148	1
Total operating expenses	2,283	1,843

Operating income	4,776	3,844

Non-operating Income (Expense)
Interest expense, net	(134)	(136)
Investment income and other	255	40
Total non-operating income (expense)	121	(96)

Income before income taxes	4,897	3,748
Income tax provision	938	622
Net income	$3,959	$3,126

Basic Earnings Per Share
Class A common stock	$1.84	$1.42
Class B common stock	$2.98	$2.31
Class C common stock	$7.35	$5.69

Basic Weighted-average Shares Outstanding
Class A common stock	1,669	1,694
Class B common stock	245	245
Class C common stock	10	11

Diluted Earnings Per Share
Class A common stock	$1.83	$1.42
Class B common stock	$2.98	$2.31
Class C common stock	$7.34	$5.68

Diluted Weighted-average Shares Outstanding
Class A common stock	2,159	2,200
Class B common stock	245	245
Class C common stock	10	11

7

Visa Inc. Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended December 31,
	2021	2020
	(in millions)
Operating Activities
Net income	$3,959	$3,126
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	2,371	1,858
Share-based compensation	128	122
Depreciation and amortization of property, equipment, technology and intangible assets	198	197
Deferred income taxes	(15)	5
VE territory covered losses incurred	(7)	(10)
(Gains) losses on equity investments, net	(231)	(16)
Other	(32)	41
Change in operating assets and liabilities:
Settlement receivable	(76)	(244)
Accounts receivable	(213)	(108)
Client incentives	(2,339)	(1,485)
Other assets	(163)	235
Accounts payable	(9)	(39)
Settlement payable	409	194
Accrued and other liabilities	206	(357)
Accrued litigation	46	(6)
Net cash provided by (used in) operating activities	4,232	3,513

Investing Activities
Purchases of property, equipment and technology	(173)	(160)
Investment securities:
Purchases	(951)	(1,315)
Proceeds from maturities and sales	1,374	2,163
Acquisitions, net of cash acquired	(832)	(75)
Purchases of / contributions to other investments	(37)	(18)
Other investing activities	72	44
Net cash provided by (used in) investing activities	(547)	639

Financing Activities
Repurchase of class A common stock	(4,104)	(1,796)
Repayments of debt	—	(3,000)
Dividends paid	(809)	(703)
Cash proceeds from issuance of class A common stock under employee equity plans	59	61
Restricted stock and performance-based shares settled in cash for taxes	(113)	(134)
Net cash provided by (used in) financing activities	(4,967)	(5,572)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(194)	304
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(1,476)	(1,116)

Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	19,799	19,171
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$18,323	$18,055

Supplemental Disclosure
Cash paid for income taxes, net	$268	$252
Interest payments on debt	$244	$281
Accruals related to purchases of property, equipment and technology	$53	$13

8

Visa Inc. Fiscal 2022 and 2021 Quarterly Results of Operations (unaudited)

	Fiscal 2022 Quarter Ended	Fiscal 2021 Quarter Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(in millions)
Net revenues	$7,059	$6,559	$6,130	$5,729	$5,687

Operating Expenses
Personnel	1,125	1,047	1,098	1,114	981
Marketing	280	457	268	206	205
Network and processing	190	192	186	179	173
Professional fees	100	130	108	82	83
Depreciation and amortization	198	202	204	201	197
General and administrative	242	215	204	363	203
Litigation provision	148	1	(2)	3	1
Total operating expenses	2,283	2,244	2,066	2,148	1,843

Operating income	4,776	4,315	4,064	3,581	3,844

Non-operating Income (Expense)
Interest expense, net	(134)	(125)	(131)	(121)	(136)
Investment income and other	255	108	456	168	40
Total non-operating income (expense)	121	(17)	325	47	(96)

Income before income taxes	4,897	4,298	4,389	3,628	3,748
Income tax provision	938	714	1,814	602	622
Net income	$3,959	$3,584	$2,575	$3,026	$3,126

9

Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance.

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses and the related tax impacts associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as developed technology, customer relationships and brands acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount and the related tax impact to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. It also includes retention equity and deferred equity compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts and the related tax impacts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Litigation provision. During the three months ended December 31, 2021, we recorded an additional accrual to address claims associated with the interchange multidistrict litigation of $145 million, and related tax benefit of $32 million determined by applying applicable tax rates. Under the U.S. retrospective responsibility plan, we recover the monetary liabilities related to the U.S. covered litigation through a downward adjustment to the conversion rate of our class B common stock to shares of class A common stock.

10

Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results - continued (unaudited)

Non-GAAP operating expenses, non-operating income (expense), income tax provision, effective income tax rate, net income and diluted earnings per share should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures:

	Three Months Ended December 31, 2021
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$2,283	$121	$938	19.1%	$3,959	$1.83
(Gains) losses on equity investments, net	—	(231)	(42)		(189)	(0.09)
Amortization of acquired intangible assets	(13)	—	3		10	—
Acquisition-related costs	(10)	—	2		8	—
Litigation provision	(145)	—	32		113	0.05
Non-GAAP	$2,115	$(110)	$933	19.3%	$3,901	$1.81

	Three Months Ended December 31, 2020
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$1,843	$(96)	$622	16.6%	$3,126	$1.42
(Gains) losses on equity investments, net	—	(16)	(4)		(12)	(0.01)
Amortization of acquired intangible assets	(12)	—	3		9	—
Acquisition-related costs	(3)	—	1		2	—
Non-GAAP	$1,828	$(112)	$622	16.6%	$3,125	$1.42

(1)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

11